UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2024

Avenue Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301
Bay Harbor Islands, Florida 33154
(Address of Principal Executive Offices)

(781) 652-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	ATXI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                  Entry into a Material Definitive Agreement.

On May 10, 2024, Avenue Therapeutics, Inc. (the “Company”) entered into an At the Market Offering Agreement (the “Offering Agreement”) with H.C. Wainwright & Co. LLC (the “Manager”) under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Shares”), through or to the Manager. The offer and sale of the Shares will be made pursuant to a previously filed shelf registration statement on Form S-3 (File No. 333-261520), originally filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2021 and declared effective by the SEC on December 10, 2021, and the related prospectus supplement dated May 10, 2024 (the “Registration Statement”) and filed with the SEC on such date pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). As a result of the application of General Instruction I.B.6. of Form S-3, the Company may currently sell up to a maximum of $3,850,000 of its Shares under the Offering Agreement.

Under the Offering Agreement, the Manager may sell Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. The Manager will use commercially reasonable efforts to sell the Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Manager a commission of 3.0% of the gross proceeds from the sales of Shares sold through the Manager under the Offering Agreement and has provided the Manager with customary indemnification and contribution rights. The Company will also reimburse the Manager for certain expenses incurred in connection with the Offering Agreement. The Company and the Manager may each terminate the Sales Agreement at any time upon specified prior written notice.

The Company is not obligated to make any sales of Shares under the Offering Agreement. No assurance can be given that the Company will sell any Shares under the Offering Agreement, or, if it does, as to the price or amount of Shares that it sells or the dates when such sales will take place. The offering of Shares pursuant to the Offering Agreement will terminate upon the earlier of (i) the sale of all Shares subject to the Offering Agreement or (ii) the termination of the Offering Agreement in accordance with its terms.

The foregoing summary of the Offering Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Offering Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the legal opinion of Troutman Pepper Hamilton Sanders LLP relating to the legality of the issuance of the Shares in the offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The provisions of the Offering Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Offering Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s public filings with the SEC.

Item 9.01.                  Financial Statements and Exhibits.

(d) Exhibits
EXHIBIT INDEX

Exhibit No.	Description
1.1	At the Market Offering Agreement, dated May 10, 2024, by and between Avenue Therapeutics, Inc. and H.C. Wainwright & Co., LLC
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP
23.1	Consent of Troutman Pepper Hamilton Sanders LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.
(Registrant)

Date: May 10, 2024	By:	/s/ David Jin
David Jin
Interim Principal Financial Officer and Chief Operating Officer